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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2007

MOVIE STAR, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 684-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 9, 2007, Movie Star, Inc. (‘‘Company’’) entered into a consulting agreement (‘‘Consulting Agreement’’) with Performance Enhancement Partners, LLC (‘‘Consultant’’), pursuant to which the Consultant will provide the Company with the personal services of Peter Cole, a current member of the Company’s board of directors, to (i) act as the lead member of the Company’s board of directors to facilitate the timely and successful completion of the transactions contemplated by the Agreement and Plan of Merger and Reorganization (‘‘Merger Agreement’’), dated as of December 18, 2006, by and among the Company, Fred Merger Corp. and FOH Holdings, Inc. (‘‘FOH’’), and (ii) serve as the Executive Chairman of the combined company following the closing of the transactions contemplated by the Merger Agreement (the ‘‘Merger’’) until July 26, 2008. The Company will have the option to extend the Consulting Agreement for up to two additional six-month periods (each, an ‘‘Extension Period’’). The Consulting Agreement provides for the Consultant to receive a base consulting fee at the annual rate of $400,000, payable in four equal quarterly installments in arrears, with the first payment to be made on or about April 1, 2007. For the year ending July 28, 2007, the Consultant will be entitled to receive an additional consulting fee, as determined on a discretionary basis by the Company’s board of directors. For the year ending July 26, 2008, the Consultant will be entitled to receive an additional consulting fee of a minimum of $100,000 in accordance with the terms of a bonus plan intended to be adopted by the Company’s compensation committee following the closing of the Merger, but not later than September 30, 2007. Mr. Cole is required to devote substantially all of his business time, energies and attention to the business and affairs of the Company in the performance of his duties under the Consulting Agreement.

On the closing date of the Merger, the Company will (i) issue to the Consultant 100,000 shares of the Company’s common stock under the 2000 Performance Equity Plan and (ii) grant to the Consultant a five-year non-qualified option to purchase 275,000 shares of the Company’s common stock under the Company’s 2000 Performance Equity Plan at an exercise price equal to the last sale price of the Company’s common stock on the closing date of the Merger. 75,000 of the shares underlying the option will vest on the closing date of the Merger and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. The Company also will grant to the Consultant under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of the Company’s common stock, with each grant of 50,000 shares to be made upon the commencement date of each Extension Period, if applicable, at an exercise price equal to the last sale price of the Company’s common stock on the date of grant. Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable Extension Period. In order to issue the shares of common stock and grant the stock options to the Consultant in accordance with the terms of the Consulting Agreement, the Company’s 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder, which amendment will require shareholder approval.

The Consulting Agreement provides that if the Merger Agreement is terminated or the consultant terminates the Consulting Agreement for ‘‘Good Reason’’ (as defined in the Consulting Agreement) prior to the closing of the Merger, the Company will pay the Consultant the base consulting fee through September 30, 2007, net of any additional consulting fee awarded and paid to the Consultant for the year ending July 28, 2007. The Consulting Agreement also provides that if, following the closing of the Merger, the Consultant is terminated by the Company without ‘‘Cause’’ or the Consultant terminates the Consulting Agreement for ‘‘Good Reason,’’ the Company will pay the Consultant the base consulting fee through July 26, 2008 or the end applicable Extension Period, as the case may be, and any additional consulting fee which would have become payable under the Consulting Agreement for the year ending July 26, 2008 or the applicable Extension Period, as the case may be. Additionally, options that have been granted and would have otherwise vested will immediately vest upon such termination.

Additionally, FOH has agreed that if the Merger Agreement is terminated for any reason other than as provided in Section 9.3 of the Merger Agreement, FOH will reimburse the Company for one half of the base consulting fee paid to Consultant (or earned and previously unpaid to Consultant) under the Consulting Agreement prior to such termination.

On April 10, 2007, the Company issued a press release announcing Peter Cole as lead director to facilitate the closing of the Merger and to become the Executive Chairman of the combined company following the merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01 with respect to the arrangements between the Company and the Consultant with respect to the Consulting Agreement. On the closing date of the Merger, the Company will (i) issue to the Consultant 100,000 shares of the Company’s common stock under the 2000 Performance Equity Plan and (ii) grant to the Consultant a five-year non-qualified option to purchase 275,000 shares of the Company’s common stock under the Company’s 2000 Performance Equity Plan at an exercise price equal to the last sale price of the Company’s common stock on the closing date of the Merger. 75,000 of the shares underlying the option will vest on the closing date of the Merger and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. The Company also will grant to the Consultant under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of the Company’s common stock, with each grant of 50,000 shares to be made upon the commencement date of each Extension Period, if applicable, at an exercise price equal to the last sale price of the Company’s common stock on the date of grant. Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable Extension Period. The stock issuance and option grants will be made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    As a result of entering into the Consulting Agreement, Peter Cole no longer qualifies as an ‘‘independent’’ director under American Stock Exchange rules. The American Stock Exchange requires, among other things, that the board of directors of each listed company be comprised of a majority of independent directors and that its committees be comprised solely of independent directors. In order for the Company to remain in compliance with American Stock Exchange rules, on April 9, 2007, Saul Pomerantz, the Company’s Chief Operating Officer, and Thomas Rende, the Company’s Chief Financial Officer, resigned from the Company’s board of directors and Mr. Cole resigned from the nominating and compensation committees. Both Mr. Pomerantz and Mr. Rende will continue to serve in their current positions as officers of the Company through the closing of the Merger. It is anticipated that Mr. Rende will become Chief Financial Officer of the combined company and that he will return to the board of directors in connection with the closing of the merger. Mr. Pomerantz will serve as the Chief Operating Officer of the Movie Star division following the closing of the Merger.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

10.28	Consulting Agreement between Movie Star, Inc. and Performance Enhancement Partners, LLC, dated as of April 9, 2007
10.29	Form of Stock Option Agreement between Movie Star, Inc. and Performance Enhancement Partners, LLC for options to be granted upon the closing of the Merger
10.30	Form of Stock Option Agreement between Movie Star, Inc. and Performance Enhancement Partners, LLC for options to be granted upon the commencement of each extension period
99.1	Press release, dated April 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007	MOVIE STAR, INC.
	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)